Exhibit 10.38

AMENDMENT #2 TO PROMISSORY NOTE DATED JUNE 1, 2006
BETWEEN PROUROCARE MEDICAL, INC. (“BORROWER”)
AND ROMAN PAULY (“LENDER”)

This Amendment #2 to Promissory Note dated June 1, 2006 between ProUroCare Medical, Inc. (“Borrower”) and Roman Pauly (“Lender”) (the “Note”) is made to extend the due date of the Promissory Note (as extended by Amendment #1 thereto) (October 29, 2006).

Note Amendments

The clause “PAYMENT TERMS” is hereby deleted and replaced by the following:

PAYMENT TERMS.  This Note is due and payable upon Lender’s first closing on $750,000 or more of financing following the date of this Amendment #1.  Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

The following clause is hereby added to the existing terms of the Note:

WARRANT CONSIDERATION.  As consideration for the extension of payment terms, Borrower agrees to issue to Lender a 5-year warrant to acquire shares of ProUroCare Medical Inc. Common Stock at $0.50 per share upon repayment of all principal amounts due hereunder.  The number of shares subject to this warrant shall be 417 shares per day for each day any portion of the Note principal remains unpaid beginning August 31, 2006.

Both parties hereby agree to the terms of this Amendment #2 as stated above, with an effective date of October 29, 2006.

EXECUTED this 20th day of March, 2006.

ProUroCare Medical Inc.	Roman Pauly

/s/ Richard C. Carlson	/s/Roman Pauly
Richard C. Carlson	Roman Pauly
CEO